EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS , that the undersigned officer and/or director of Bob Evans Farms, Inc., a Delaware corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, the Annual Report of the Company on Form 10-K for the fiscal year ended April 25, 2014, hereby constitutes and appoints Colin M. Daly and Kevin C. O’Neil as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign both the Annual Report on Form 10-K and any and all amendments and documents related thereto, and to file the same, and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF , the undersigned has hereunto set his or her hand the day and year written to the right of his or her signature

Signature	Title	Date

/s/ Steven A. Davis	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 9, 2014
Steven A. Davis

/s/ Larry C. Corbin	Director	July 9, 2014
Larry C. Corbin

/s/ Michael J. Gasser	Director	July 9, 2014
Michael J. Gasser

/s/ Mary Kay Haben	Director	July 9, 2014
Mary Kay Haben

/s/ E. W. (Bill) Ingram III	Director	July 9, 2014
E. W. (Bill) Ingram III

/s/ Cheryl L. Krueger	Director	July 9, 2014
Cheryl L. Krueger

/s/ Kathy S. Lane	Director	July 9, 2014
Kathy S. Lane

/s/ G. Robert Lucas	Director	July 9, 2014
G. Robert Lucas

/s/ Eileen A. Mallesch	Director	July 9, 2014
Eileen A. Mallesch

	Director	July 9, 2014
Larry S. McWilliams

/s/ Kevin M. Sheehan	Director	July 9, 2014
Kevin M.Sheehan
/s/ Paul S. Williams	Director	July 9, 2014
Paul S. Williams